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                                                                    Exhibit 10.9




                      SUPPLEMENTAL NOTE PURCHASE AGREEMENT
                                   (SERIES D)

                                                     Dated as of October 1, 2000
                                                                PPN: 428234 AF 0

To the Purchasers Named in the
     Attached Supplemental
     Purchaser Schedule

Ladies and Gentlemen:

                  Reference is made to the Note Purchase Agreement dated as of March 15, 2000 between the Company and each of the Initial Purchasers named in Schedule A thereto (as amended by the First Amendment to Note Purchase Agreement dated as of June 15, 2000 and as supplemented by the Supplemental Note Purchase Agreements dated as of June 15, 2000 relating to the 8.11% Senior Notes, Series B, and dated as of June 15, 2000 relating to the 7.93% Senior Notes, Series C, the "Agreement"). Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

                  As contemplated by Section 1.2 and Section 2.2 of the Agreement, the Company agrees with you as follows:

                  A.  Authorization of the Subsequent Notes. The Company has
                      -------------------------------------
authorized the issue and sale of $10,000,000 aggregate principal amount of Subsequent Notes to be designated as its 7.65% Senior Notes, Series D, due October 15, 2005 (the "Series D Notes"). The Series D Notes will be dated the date of issue, will bear interest from such date at the rate of 7.65% per annum, payable semiannually in arrears on April 15 and October 15 in each year, commencing April 15, 2000, until the principal amount thereof shall become due and payable and shall bear interest on overdue principal (including any overdue optional prepayment of principal) and Make-Whole Amount, if any, and, to the extent permitted by law, on any overdue installment of interest at the rate specified therein after the due date-for payment, whether by acceleration or otherwise, until paid, and shall be substantially in the form set out in Exhibit 2 to the Agreement, with appropriate insertions to reflect the terms and provisions set forth herein.

                  B.  Sale and Purchase of Series D Notes. Subject to the terms
                      -----------------------------------
and conditions of the Agreement and herein set forth, the Company will issue and sell to the Supplemental Purchasers, and the Supplemental Purchasers will purchase from the Company, Series D Notes in the principal amount specified opposite their names in the Supplemental Purchaser Schedule attached as Schedule A hereto at the purchase price of 100% of the principal amount thereof. The sale and purchase of the Series D Notes shall

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occur at the offices of Gardner, Carton & Douglas, Quaker Tower, Suite 3400, 321
North Clark Street, Chicago, Illinois 60610 at 9:00 a.m., Chicago time, at a closing (the "Series D Closing") on October 16, 2000 or on such other Business Day thereafter as may be agreed upon by the Company and the Supplemental Purchasers. At the Closing the Company will deliver to each Supplemental Purchaser the Series D Notes to be purchased by it in the form of a single Note (or such greater number of Series D Notes in denominations of at least $500,000 as such Supplemental Purchaser may request) dated the date of the Series D Closing and registered in its name (or in the name of its nominee), against delivery by such Supplemental Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company (as specified in a notice to the Supplemental Purchasers at least three Business
Days prior to the date of the Series D Closing).

                  C.  Conditions of Series D Closing. The obligation of each
                      ------------------------------
Supplemental Purchaser to purchase and pay for the Series D Notes to be purchased by it at the Series D Closing is subject to the satisfaction, prior to or at the Series D Closing, of the conditions set forth in Section 4 of the Agreement.

                  D.  Prepayments. The Series D Notes are subject to prepayment
                      -----------
only pursuant to the required prepayments, if any, specified below and to the optional prepayments permitted by Section 8.2 of the Agreement.

                      No regularly scheduled prepayments are due
                       on the Notes prior to their stated maturity.

                  E.  Series D Notes Issued Under and Pursuant to Agreement.
                      -----------------------------------------------------
Except as specifically provided above, the Series D Notes shall be deemed to be issued under and subject to, and to have the benefit of, all of the terms and conditions of the Agreement as the same may from time to time be amended and supplemented in the manner provided therein.

                  F.  Representations and Warranties of the Company. The Company
                      ---------------------------------------------
represents and warrants to the Supplemental Purchasers that each of the representations and warranties contained in Section 5 of the Agreement is true and correct as of the date hereof (i) except that all references to "Purchaser" and "you" therein shall be deemed to refer to the Supplemental Purchasers hereunder, all references to "this Agreement" shall be deemed to refer to the Agreement as supplemented by this Supplement, all references to "Notes" therein shall be deemed to include the Series D Notes, and (ii) except for changes to such representations and warranties, or the Schedules referred to therein, that are set forth in the attached Schedule 5.

                  G.  Representations of the Supplemental Purchasers. Each
                      ----------------------------------------------
Supplemental Purchaser confirms to the Company that the representations set forth in Section 6 of the Agreement are true and correct as to such Supplemental Purchaser.

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                  The execution by the Supplemental Purchasers shall constitute a contract between the Company and each Supplemental Purchaser for the uses and purposes set forth above. By its acceptance hereof, each Supplemental Purchaser shall also be deemed to have accepted and agreed to the terms and provisions of the Agreement as in effect on the date hereof.

                               HEWITT ASSOCIATES LLC


                               By:  /s/ C. Lawrence Connolly, III
                                    ------------------------------------------
                               Name:
                                    ------------------------------------------
                               Title:  Principal, Authorized Representative &
                                       --------------------------------------
                               Assistant Secretary
                               -------------------

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The foregoing is agreed to
as of the date thereof.

THE CANADA LIFE ASSURANCE COMPANY


By:  /s/ Paul English
     -------------------------------------------
Name:  Paul English
Title: Associate Treasurer



ALLSTATE LIFE INSURANCE COMPANY


By:  /s/ Robert B. Bodett
     -------------------------------------------
Name:
      ------------------------------------------

By:  /s/ Patricia W. Wilson
     -------------------------------------------
Name:
      ------------------------------------------
                 Authorized Signatory

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